Exhibit 99.3

2016 – 2021 BUSINESS UPDATE

November 2016

Statement on

Forward-Looking Information

Certain statements included in this presentation are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. The Company uses words such as “anticipate,” “believe,” “expect,” “may,” “forecast,” “project,” “should,” “estimate,” “plan,” “outlook,” “target,” “likely,” “will,” “to be” or other similar words to identify forward-looking statements. These forward-looking statements are made as of the date the presentation was filed and are based on numerous assumptions that the Company believes are reasonable, but these assumptions are open to a wide range of uncertainties and business risks that may cause actual results to differ materially from expectations. These factors are difficult to accurately predict and may be beyond the Company’s control. Factors that could affect the Company’s results include, but are not limited to: the Company’s ability to obtain bankruptcy court approval with respect to motions or other requests made to the bankruptcy court in connection with the Company’s voluntary petitions for reorganization under Chapter 11 of Title 11 of the U.S. Code (the Chapter 11 Cases), including maintaining strategic control as debtor-in-possession; the Company’s ability to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the Chapter 11 Cases on the operations of the Company, including customer, supplier, banking, insurance and other relationships and agreements; bankruptcy court rulings in the Chapter 11 Cases as well as the outcome of all other pending litigation and the outcome of the Chapter 11 Cases in general; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization and restructuring generally; increased advisory costs to execute a plan of reorganization; the impact of the New York Stock Exchange’s delisting of the Company’s common stock on the liquidity and market price of the Company’s common stock and on the Company’s ability to access the public capital markets; the likelihood that the Company’s common stock will be cancelled and extinguished upon confirmation of a proposed plan of reorganization with no payments made to the holders of the Company’s common stock; the volatility of the trading price of the Company’s common stock and the absence of correlation between any increases in the trading price and the Company’s expectation that the common stock will be cancelled and extinguished upon confirmation of a proposed plan of reorganization with no payments made to the holders of the Company’s common stock; the Company’s ability to continue as a going concern including the Company’s ability to confirm a plan of reorganization that restructures the Company’s debt obligations to address liquidity issues and allow emergence from the Chapter 11 Cases; the Company’s ability to access adequate debtor-in-possession financing (DIP Financing) or use cash collateral; the effect of the Chapter 11 Cases on the Company’s relationships with third parties, regulatory authorities and employees; the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity, results of operations, or business prospects; the Company’s ability to execute its business and restructuring plan; increased administrative and legal costs related to the Chapter 11 Cases and other litigation and the inherent risks involved in a bankruptcy process; the cost, availability and access to capital and financial markets, including the ability to secure new financing after emerging from the Chapter 11 Cases; the risk that the Chapter 11 Cases will disrupt or impede the Company’s international operations, including the Company’s business operations in Australia; competition in the coal industry and supply and demand for the Company’s coal products, including the impact of alternative energy sources, such as natural gas and renewables, global steel demand and the downstream impact on metallurgical coal prices, and lower demand for the Company’s products by electric power generators; the Company’s ability to successfully consummate planned divestitures; the Company’s ability to appropriately secure its obligations for reclamation, federal and state workers’ compensation, federal coal leases and other obligations related to the Company’s operations, including its ability to utilize self-bonding and/or successfully access the commercial surety bond market; customer procurement practices and contract duration; the impact of weather and natural disasters on demand, production and transportation; reductions and/or deferrals of purchases by major customers and the

Company’s ability to renew sales contracts; credit and performance risks associated with customers, suppliers, contract miners, co-shippers, and trading, bank and other financial counterparties; geologic, equipment, permitting, site access, operational risks and new technologies related to mining; transportation availability, performance and costs; availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives and tires; impact of take-or-pay arrangements for rail and port commitments for the delivery of coal; successful implementation of business strategies, including, without limitation, the actions the Company is implementing to improve its organization and respond to current industry conditions; negotiation of labor contracts, employee relations and workforce availability, including, without limitation, attracting and retaining key personnel; the Company’s ability to comply with financial and other restrictive covenants in various agreements, including the DIP Financing credit agreement; changes in postretirement benefit and pension obligations and their related funding requirements; replacement and development of coal reserves; effects of changes in interest rates and currency exchange rates (primarily the Australian dollar); effects of acquisitions or divestitures; economic strength and political stability of countries in which the Company has operations or serves customers; legislation, regulations and court decisions or other government actions, including, but not limited to, new environmental and mine safety requirements, changes in income tax regulations, sales-related royalties, or other regulatory taxes and changes in derivative laws and regulations; the Company’s ability to obtain and renew permits necessary for the Company’s operations; litigation or other dispute resolution, including, but not limited to, claims not yet asserted; any additional liabilities or obligations that the Company may have as a result of the bankruptcy of Patriot Coal Corporation, including, without limitation, as a result of litigation filed by third parties in relation to that bankruptcy; terrorist attacks or security threats, including, but not limited to, cybersecurity threats; impacts of pandemic illnesses; and other risks detailed in the Company’s reports filed with the SEC. The Company does not undertake to update its forward-looking statements except as required by law. Although it is uncertain at this stage of our Chapter 11 Cases if any proposed plan of reorganization would allow for distributions with respect to our equity or other securities, it is likely that our equity securities will be cancelled and extinguished upon confirmation of a plan of reorganization by the bankruptcy court, and that the holders thereof would not be entitled to receive, and would not receive or retain, any property or interest in property on account of such equity interests.

Peabody Energy Corporation November 2016 Business Update

In August 2016, Peabody obtained approval for Introduction its U.S. and Australia business plans as a milestone identified within the company’s Debtor-in-Possession (DIP) financing facility.

The company also noted at the time that the business plans would form the basis for the Plan of Reorganization, which will outline Peabody’s long-term plan for a successful emergence from Chapter 11.

In the three months since the plans were filed, the company has continued to take actions to improve the business, and external factors and events have continued to evolve.

The following slides reflect updated information incorporating changes to the company’s industry views and financial performance/outlook.

Table of Contents

Key Actions and Events in Recent Months 5 Industry Fundamentals/Outlook 8 Financial Projections 14 Appendix 23

Key Actions and Events: Industry (Since August 2016 Business Plan)

Improved Near-Term Outlook; Long-Term View In Line with August Plan ates

– Shipments rebound in Q3 2016 on improved natural gas prices; lower heating and cooling degree days represent a risk to 2017 performance

– Full-year 2016 utility consumption now projected to fall approximately 50 to 65 million tons from ~740 million tons in 2015 (vs. 85 to 105 million tons in Aug. plan)

– 2016 total industry shipments now expected to decline 150 to 165 million tons from ~910 million tons in 2015 (vs. 185 to 215 million tons in Aug. plan)

– Utility consumption now expected to decline 15 to 25 million tons from 2016 to 2021 as impacts from plant retirements more than offset higher capacity utilization (vs. increasing 20 to 25 million tons in Aug. plan due to improved 2016 outlook)

• Seaborne thermal coal

– Spot prices reach $110/tonne for Newcastle-quality coal largely on recent China policies restricting production; pricing began 2016 at multi-year lows

– Prices expected to decline to $68/tonne in 2017 and $55/tonne in 2018

• Seaborne metallurgical coal

– Prices reach $200/tonne for Q4 2016 benchmark quality largely on temporary supply disruptions and recent China policies restricting domestic production

– Average third party pricing of ~$114/tonne projected in 2018 increasing to $127/tonne in 2021, largely in line with Peabody’s business plan disclosed in Aug.

Key Actions and Events: Peabody (Since August 2016 Business Plan)

Continued Steps to Execute Business Plan and Strengthen Business

• Operations

– Peabody recognized by National Mining Association as first in industry to achieve independent certification for CORESafety®

– U.S. Q3 2016 volumes rebound 43% from Q2; decline 8% from Q3 2015

– Twentymile Mine advances into new Wolf Creek seam

– Q3 2016 Australian volumes decline 2% from Q2 and 8% from Q3 2015

– Successfully completed longwall moves at Metropolitan, Wambo and North Goonyella with first move of the new LTCC system accomplished in record time

– Burton Mine in Australia placed on care and maintenance in Q4 2016

• Q3 2016 Financial Performance

– Adjusted EBITDA declines $21 million from prior year on lower pricing and volumes partly offset by cost improvements

– PRB margins continue to improve as cost savings more than offset lower pricing

– Australian platform generates positive Adjusted EBITDA despite lower pricing

– Cash position ends Q3 at $1.17 billion even after $250 million in final PRB reserve payments

– Selling and administrative costs decline 15% from prior year

Note:    Refer to Peabody Energy’s third quarter 2016 10-Q filing for the definition of Adjusted EBITDA.

Key Actions and Events: Peabody (Since August 2016 Business Plan)

Portfolio

Agreed to the sale of Metropolitan Mine in New South Wales

Supports actions to strengthen Australian portfolio, which remains core to Peabody

Australian focus remains on tier one assets, premium products

Initiated sales process for 37.5% ownership position in DTA Terminal

Recognition

Peabody recognized as “2016 Best ESG – Responsible Mining Company – Global” by Capital Finance International

Financial Projections

Revisions mostly impact early years based on changes in near-term pricing and currency, and planned sale of Metropolitan Mine in Q1 2017

Combined projected EBITDAR increases $877 million across six-year period vs. August plan ($4,007 million vs. $3,130 million)

Combined projected net cash flow excluding restructuring and borrowings increases $1,073 million across the six-year period vs. August plan ($2,217 million vs. $1,144 million)

INDUSTRY FUNDAMENTALS/ OUTLOOK

Natural Gas Prices Largely Dictate U.S. Coal Demand

Peabody ENERGY

- Overabundance of natural gas results in ~15-year-low prices in early 2016; Rebound in back half
  - Natural gas price assumptions improve near-term, return to August plan projections longer-term
  - Low production costs, sufficient reserves, increasing pipeline capacity adversely affect coal prices and limit pricing upside
- U.S. coal prices strengthen from early 2016 as year advances
  - GDP, weather, renewables, gas exports remain key variables impacting stockpiles and prices
  - Economics of coal pricing expected to follow natural gas prices
- Coal demand based on expected economics and utility behavior
  - ~50 GW of plant retirements expected over 5-year plan; plants still not running at optimal capacity utilization



Natural Gas Pricing Assumptions
($ per mmBtu)
$5.50
$4.50
$3.50
$2.50
$1.50
$2.83
$3.73
$4.26
$2.63
$2.53
$2.37
$3.20
$3.01
$3.05
$3.20
$3.35
$3.50
12 13 14 15 16 17 18 19 20 21
Analyst Range
Business Plan (Aug.)
Forward
Current Projections



PRB 8800 Pricing Assumptions
($ per Ton)
$18
$16
$14
$12
$10
$8
$8.61
$10.42
$12.00
$10.50
$10.27
$9.35
$11.75
$10.25
$12.25
$11.25
$12.75
$12.00
$13.00
$13.75
12 13 14 15 16 17 18 19 20 21

Source: EIA, Bloomberg, PIRA, Peabody Global Energy Analytics and third-party analysts.
Note: Price point estimates are for planning purposes only and are prone to major swings based on actual supply-demand fluctuations.

9

Seaborne Thermal Demand Recovery Expected from Recent Lows

Seaborne thermal demand projected to increase

to 35 million tonnes from

2016 to 2021

– Growth driven by Asia-Pacific as power and coal demand expected to increase with new coal capacity – Demand growth declines from August plan due to improved 2016 outlook

Improved outlook for China imports driven by lower domestic China production

Australia and Colombia well-positioned to supply increased demand; projected to lead growth in exports

Seaborne Thermal

Demand Growth

2016– 2021 (Mmt)

60 48

40

27

20 151212

0

(20)

(40)

(60)

(60)

(80)

Other SouthJapan Taiwan ROWTotal

Asia KoreaGrowth

Source: IHS, Country / Government Data and Peabody Global Energy Analytics.

Seaborne Thermal Pricing Projected to Improve Near-Term Before Declining

During 2016, seaborne thermal prices surged from multi-year lows to multi-year highs on increased China and India imports

Higher China imports largely driven by restrictive policies limiting domestic coal supply, along with improved generation

Government taking actions to ease domestic supply restrictions

Assumptions reflect more moderate China imports and potential for several exporting countries to grow supply

Newcastle Spot

Pricing Assumptions

(US$ per tonne)

$125

$115

$100

$95

$82

$75 $63 $68$65

$56 $55 $58 $60

$50

$49 $52

$25

$-

12 13 14 15 16 17 18 1920 21

Analyst Range Business Plan (Aug.)

Current Projections

Source: AME, Peabody Global Energy Analytics and third-party analysts.

Note: Price point estimates are for planning purposes only and are prone to major swings based on actual supply-demand fluctuations.

Seaborne Metallurgical Coal Supply Shortages Drive Near-Term Prices Higher

• Met coal pricing moves sharply higher in recent months

– Q4 2016 coking coal benchmark settlement at $200/tonne – the highest since 2012

– Spot price has exceeded $300/tonne

• Balancing supply and demand accelerated on sharply higher China met coal imports and constraints among key producers

• Near-term met coal supply response constrained by lack of available production

– Long-term questions exist regarding capital availability and willingness to invest given short-term nature of committed volumes

• Seaborne met coal demand expected to increase 10 to 15% (2% CAGR) from 2016 to 2021

– Growth led by India which is expected to become largest importer of seaborne metallurgical coal

• Increased met coal exports expected from Australia, Mozambique and Russia

Source: Industry reports; Peabody Global Energy Analytics.

Seaborne Metallurgical Pricing Improving from Multi-Year Lows

Metallurgical Headline

Pricing Assumptions

(US$ per tonne)

$250

$210

$200

$159

$150 $135$125

$126$114$115$115 $120

$102

$100 $123

$105

$95

$87

$50

$-

12 131415161718192021

Analyst Range Business Plan (Aug.)

Current Projections

Recent supply-demand tightness supports raising 2016 and 2017 pricing assumptions

– Peabody’s expectations for 2016 and 2017 sharply higher on recent strength

– 2017 met coal pricing 42% above August plan assumptions

China met coal policy decisions are major driver and remain highly uncertain Long-term met coal pricing range of third-party analysts and Peabody remain largely unchanged

– Drivers: Uncertainty of China policies restricting supply, expected response of seaborne suppliers

Source: AME, Peabody Global Energy Analytics and third-party analysts.

Note: Price point estimates are for planning purposes only and are prone to major swings based on actual supply-demand fluctuations.

2016 – 2021

FINANCIAL PROJECTIONS

2016 – 2021 Financial Projections
Key Assumptions & Sensitivities

Peabody ENERGY

		2017	2018	2019	2020	2021
	Gas & Fuel Assumptions					
$ 2.53	U.S. Natural Gas $/mmbtu	$ 3.20	$ 3.05	$ 3.20	$ 3.35	$ 3.50
	Business Plan (August 2016)	*$ 3.01*	*$ 3.05*	*$ 3.20*	*$ 3.35*	*$ 3.50*
$ 1.33	ULSD $/Gallon	$ 1.52	$ 1.58	$ 1.64	$ 1.68	$ 1.71
$ 53	Singapore Gasoil per Barrel	$ 60	$ 64	$ 65	$ 68	$ 70
$ 43	WTI Crude per Barrel	$ 51	$ 53	$ 54	$ 55	$ 57
	Seaborne Prices and FX					
$ 114	AUS - Average Met Headline Price / Tonne	$ 135	$ 115	$ 115	$ 120	$ 125
	Business Plan (August 2016)	*$ 95*	*$ 105*	*$ 115*	*$ 120*	*$ 123*
$ 88	AUS - PCI Price / Tonne	$ 99	$ 90	$ 90	$ 92	$ 96
	Business Plan (August 2016)	*$ 76*	*$ 82*	*$ 90*	*$ 92*	*$ 95*
77%	*PCI-to-HCC Ratio*	*73%*	*78%*	*78%*	*77%*	*77%*
	Business Plan (August 2016)	*80%*	*78%*	*78%*	*77%*	*77%*
$ 63	AUS- Newcastle Price	$ 68	$ 55	$ 58	$ 60	$ 65
	Business Plan (August 2016)	*$ 52*	*$ 55*	*$ 58*	*$ 60*	*$ 65*
0.75	A$/US$ Exchange Rate	0.77	0.76	0.77	0.78	0.80
	Business Plan (August 2016)	*0.75*	*0.76*	*0.77*	*0.79*	*0.80*
	U.S. Prices per Short Ton					
	PRB 8800	$ 11.75	$ 12.25	$ 12.75	$ 13.00	$ 13.75
	Business Plan (August 2016)	*$ 10.25*	*$ 11.25*	*$ 12.00*	*$ 13.00*	*$ 13.75*
	Illinois Basin (1)	$ 37.55	$ 37.87	$ 37.37	$ 38.27	$ 39.03
	Business Plan (August 2016)	*$ 38.00*	*$ 37.14*	*$ 37.39*	*$ 38.24*	*$ 39.03*
	Sensitivities +/- (Approximate Impacts- $ in millions)(2)					
	Fuel ($10/barrel)	$ 30	$ 30	$ 30	$ 30	$ 30
	Met Pricing ($10/Metric Tonnes)(3)	$ 75	$ 60	$ 40	$ 40	$ 35
	Thermal Pricing ($5/Metric Tonnes)(3)	$ 40	$ 50	$ 50	$ 55	$ 55
	FX ($0.05)	$ 85	$ 75	$ 65	$ 60	$ 60
	PRB Pricing ($1/ton)(3)	$ 15	$ 60	$ 95	$ 100	$ 100
	Midwest Pricing ($3/ton)(3)	$ -	$ 20	$ 45	$ 55	$ 55

2017 By Quarter	Q1	Q2	Q3	Q4	CY '17
AUS - Met Headline Price / Tonne	$ 175	$ 135	$ 120	$ 110	$ 135
AUS - PCI Price / Tonne	$ 123	$ 101	$ 90	$ 83	$ 99
PCI-to-HCC Ratio	*70%*	*75%*	*75%*	*75%*	*73%*

- Overall increases in natural gas prices from 2016 drive U.S. volume higher over time
- Near-term Australia seaborne met and thermal pricing decline as supply-demand rebalances
- Met and thermal seaborne prices, along with A$ FX, increase steadily in outer years of current projections
- Financial performance is highly sensitive to changes in assumptions
- Impact of met pricing and A$ FX decline over time in conjunction with reduction in met production profile
- Sensitivities on U.S. pricing increase over time as contracts roll off and uncommitted position grows

(1) ILB pricing reflects a weighted average price based on uncommitted volumes.
(2) Sensitivities represent approximations of impacts on earnings and assume the sale of the Metropolitan Mine effective January 1, 2017.
(3) Coal pricing sensitivities reflect updated sales positions and are shown net of certain sales-related costs such as taxes, fees and royalties.

15

2016 – 2021 Financial Projections Americas Financial Summary

Tons Sold

West PRB

Midwest

164165165165

145 14616161414

14 1319202020

Millions 18 18

in 129129131131

Tons 112 115

2016 20172018201920202021

Net Capital / LBAs

Net CapitalLBAs

325

Millions 76

in

$

249 96

78738073

7772797294

11112

2016 20172018201920202021

EBITDAR

720

679

638

615

601

581

Millions

in

$

2016

2017

2018

2019

2020

2021

Volume improves in

2017 and 2018 on expected increase

in natural gas prices and normalization of inventory

stockpiles

EBITDAR generation totals ~$3.1B over the five-year

projections

EBITDAR declines in 2018 and 2019 as volume benefit

is offset by lower expected pricing as higher-priced legacy

contracts roll off

Platform is well capitalized in near term with ~40%

of sustaining capital dedicated to lease buyouts or critical land purchases over the plan

All mines are cash flow positive over five-year projections

Note: EBITDAR Business Plan (Aug. 2016) results: 2016—$636M; 2017—$637M; 2018 -$608M; 2019—$538M; 2020—$555M; 2021—$579M

2016 – 2021 Financial Projections
Australia Financial Summary

Peabody ENERGY

Tons Sold



Met
Thermal
Tons in Millions
36
14
22
32
11
21
30
10
20
29
8
21
27
6
21
26
5
21
2016
2017
2018
2019
2020
2021

EBITDAR



$ in Millions
225
325
131
154
148
189
2016
2017
2018
2019
2020
2021

Net Capital



Sustaining Capital & Projects with Volume in Plan
Projects with Volume in Post-Plan Period
$ in Millions
26
68
68
0
97
92
5
86
84
2
95
67
28
169
105
64
2016
2017
2018
2019
2020
2021

- Projections assume Metropolitan Mine sale is finalized in 1Q17 and excludes mine results in all years from 2017-2021
- Declining metallurgical production profile anticipated over time
- 2017 EBITDAR improves on expectation of higher average met ($135/MT) and thermal pricing ($68/MT), although pricing expected to decline over the course of the year and 2018 averages $115/MT and $55/MT for met and thermal, respectively
- 2018-2021 reflects gradual recovery of seaborne pricing (met increases to $125/MT in 2021), offset by lower met volume
- While sustaining capital remains relatively flat, total capital increases over the plan primarily due to selected mine life extension projects
- Plan also includes ~$100M of capital for other life extension projects to ensure the business unit maintains sufficient supply in the post-plan period

Note: EBITDAR Business Plan (Aug. 2016) results: 2016 - $(20M); 2017 - $9M; 2018 -$80M; 2019 - $166M; 2020 - $163M; 2021 - $210M

17

2016 – 2021 Financial Projections
Consolidated Financial Summary

Peabody ENERGY

Mining Volumes Sold



Australia BU
Americas BU
(Tons in Millions)
181
178
194
194
192
191
36
32
30
29
27
26
145
146
164
165
165
165
2016
2017
2018
2019
2020
2021

Mining Revenues



Australia BU
Americas BU
($ in Billions)
4.8
4.8
4.5
4.4
4.3
4.4
2.0
2.0
1.6
1.5
1.4
1.4
2.8
2.8
2.9
2.9
2.9
3.0
2016
2017
2018
2019
2020
2021

Mining Volumes

- Following a sharp decline in U.S. volume in 2016, 2017 U.S. mining volume expected to stay consistent following improved industry conditions in the second half of 2016
  - U.S. volume increases in 2018 from improving demand, although sales do not return to 2015 levels in any year of the current projections
- 2017 Australia volume declines due to 2016 suspension of Burton operation (2MT) and 1Q sale of Metropolitan Mine (2MT), with other anticipated reductions in met production profile in later years of the current projections
- Met volumes total only 5MT by 2021 (vs. 14MT in 2016)

Mining Revenues

- 2017 mining revenue remains flat as higher average Australia seaborne pricing is offset by lower met volume
- U.S. revenue improves beyond 2017 due to higher volume, while average pricing declines due to the roll off of higher-priced legacy contracts
- Australia revenue steadily declines beyond 2017 due to lower met volume, partially offset by steadily rising prices

18

2016 – 2021 Financial Projections Consolidated Financial Summary (Cont.)

Peabody ENERGY

EBITDAR*


Americas BU
Australia BU
Coaltrade/Corporate
($ in Millions)
709
811
660
620
571
636
720
638
679
615
581
601
225
325
131
154
148
189
(236)
(152)
(150)
(149)
(158)
(154)
2016
2017
2018
2019
2020
2021

Note: EBITDAR Business Plan (Aug. 2016) results: 2016 - $386M; 2017 - $479M; 2018 -$529M; '2019 - $548M; 2020 - $557M; 2021 - $631M

* EBITDAR excludes restructuring–related costs and any impact of pre-filing hedge losses.

Net Cash Flow Excluding Restructuring & Borrowings*


($ in Millions)
82
1,014
372
304
251
194
2016
2017
2018
2019
2020
2021

Note: Net Cash Flow Business Plan (Aug. 2016) results: 2016 - $(254M); 2017 - $455M; 2018 -$254M; '2019 - $250M; 2020 - $231M; 2021 - $208M

*Excludes revolver proceeds, DIP proceeds/interest/repayment, AR Securitization repayment, restructuring costs and adequate protection payments.

EBITDAR

- Following a decline in 2016, EBITDAR increases in 2017 as higher average Australia seaborne pricing and Coaltrade earnings more than offset lower average U.S. pricing and Australia volume
- EBITDAR decreases in 2018-2020 reflect lower average U.S. pricing from roll off of legacy contracts, lower met volume, and lower average seaborne prices subsequent to 2017
- Consistent with past practice, nominal operational contingencies are included each year reflecting risks inherent in mining ($25M in each year)

Net Cash Flows Excl. Restructuring and Borrowings

- 2017 cash flow improves ~$930M compared to 2016 primarily due to higher EBITDAR, roll off of final PRB LBA payment (~$250M), proceeds from sale of Metropolitan Mine (~$200M) and favorable working capital post-filing from expected recapture of trade terms
- 2018 cash flow declines due to lower EBITDA, higher pension funding requirements (~$30M) and higher capex (~$23M), in addition to certain 2017 non-recurring items
- 2019 – 2022 cash flow declines due to increasing capex, cash taxes (~$67M per year), and pension funding (~$50M per year)

Note: Plan does not include post-emergence assumptions on final capital structure and impact on interest or dividends, and does not include any accommodations for future collateral requirements for bonding/self-bonding.

19

2016 – 2021 Financial Projections
EBITDAR by Region

Peabody ENERGY

2016 Forecast	($'s in Millions)	2017 Plan	2018 Plan	2019 Plan	2020 Plan	2021 Plan
$ 221.7	Midwestern	$ 199.9	$ 186.4	$ 171.9	$ 148.4	$ 160.2
142.8	Western	137.5	144.0	111.7	97.9	114.3
371.3	Powder River Basin	322.3	364.4	347.1	350.9	345.6
(16.1)	Americas Net SG&A / Other	(11.9)	(5.5)	(5.7)	(6.0)	(8.7)
-	Americas Top Level Adjustment	(10.0)	(10.0)	(10.0)	(10.0)	(10.0)
$ 719.7	Americas Operations	$ 637.8	$ 679.3	$ 615.0	$ 581.2	$ 601.4
(2.2)	Domestic Liquidated Damages	-	-	-	-	-
(45.8)	Past Mining Obligations	(42.2)	(39.8)	(37.6)	(42.0)	(41.1)
(123.8)	Corporate Net SG&A / Other	(113.5)	(114.5)	(115.0)	(119.0)	(116.7)
$ 547.9	**Total Debtor**	**$ 482.1**	**$ 525.0**	**$ 462.4**	**$ 420.1**	**$ 443.6**
196.9	Total Thermal	231.5	94.1	154.1	160.1	210.0
81.4	Total Metallurgical	147.1	95.3	64.4	42.1	29.8
(53.8)	Australia Net SG&A / Other	(38.7)	(43.1)	(49.4)	(39.5)	(36.0)
-	Australia Top Level Adjustment	(15.0)	(15.0)	(15.0)	(15.0)	(15.0)
$ 224.5	Australia Operations	$ 324.8	$ 131.3	$ 154.1	$ 147.7	$ 188.8
$ (61.4)	Trading Operations	$ 5.0	$ 5.0	$ 5.0	$ 5.0	$ 5.0
(1.7)	Asia Operations	(1.3)	$ (1.3)	$ (1.4)	$ (1.4)	$ (1.4)
$ 161.4	**Total Non-Debtor**	**$ 328.5**	**$ 135.0**	**$ 157.8**	**$ 151.3**	**$ 192.4**
$ 709.3	**EBITDAR**	**$ 810.6**	**$ 660.0**	**$ 620.2**	**$ 571.4**	**$ 636.0**
(98.0)	Fuel Hedging (1)	(37.6)	-	-	-	-
(143.0)	FX Hedging (1)	(55.0)	-	-	-	-
(19.8)	Internal Restructuring/KEIP/KERP	(3.5)	-	-	-	-
68.1	VEBA Settlement Gain	-	-	-	-	-
$ 516.6	**SEC-Reported Adjusted EBITDA**	**$ 714.5**	**$ 660.0**	**$ 620.2**	**$ 571.4**	**$ 636.0**
(128.0)	Total Net SG&A (2)	(123.8)	(126.5)	(130.8)	(135.5)	(135.1)

(1) Fuel and FX hedging losses relate to amortization of non-cash pre-petition losses in accordance with GAAP

(2) A portion of total net SG&A is included in both Americas Operations and Australia Operations

- Americas BU EBITDAR declines in 2017 and beyond primarily due to lower average pricing from roll off of higher-priced legacy contracts
- Resource Management contributes ~$10M EBITDAR gains per year, with ~$13M-$20M cash proceeds assumed
- PMO declines slightly due to reduced retiree healthcare amortization
- Australia results improve in 2017 based on higher average seaborne pricing, partially offset by lower volume
- Australia results decline in 2018 due to lower average seaborne pricing; 2018-2021 reflects a steady increase in seaborne pricing offset by lower met volume
- Consistent with past practice, an operational contingency is included in each year of the projections for risks inherent in mining including longwall moves, geological issues, and weather disruptions

20

2016 – 2021 Financial Projections Consolidated Capital Summary

300

($ in Millions)

268

4

250

39

200

17417117395

666

15123

150 55041

102 5872

100 1 65

22 6579

50 7344

76

4264

43

11529

0 4 472

2016 20172018201920202021

Corporate/OtherAUS Projects (With Volume In Plan)

AUS SustainingAUS Projects (Volume Not In Plan)

US SustainingUS Projects

Operations continue to focus on cash preservation, with expected capital expenditures of ~$102M in 2016 2017 capital increases by $49M due to increase in Australia sustaining capital across multiple sites and project spend for thermal operations Sustaining capital remains relatively flat beyond 2017 in both Americas and Australia, with lease buyouts representing approximately 25% of sustaining spend in both platforms Multiple Australia mines require recapitalization over the five-year projections, reflected in ‘Projects’ with associated volume in the projections Australia projections includes other life extension capital totaling ~$100M for projects that deliver volume beyond 2021 and will be reassessed over time as industry conditions change

Peabody Energy to Continue to Execute and Build Upon Business Plan

Building on Strengths… …Targeting Improvements

• Excellent workforce •Ongoing operational

• Safety, land restoration improvements

• Geographic, product diversity •Optimizing met coal

• U.S. asset base portfolio

• Thermal coal platform …Positioning Post-Emergence

in Australia •Achieve lower costs and

• Lean, scalable synergies to compete with

operating model other fuels

• Asia-Pacific •Advocacy of HELE and

seaborne access CCUS technologies

APPENDIX

2017 Quarterly Cash Flows

2017

($ in Millions) 1Q 2Q3Q4QFY 2017

Cash Flows From Operating Activities (1)

Adequate Protection Payments / DIP Interest (40) (40)(41)-(121)

Other Restructuring (19) (19)(27)-(66)

All other operating activities 259 169308221957

Net cash provided by operating activities 200 109240221769

Cash Flows from Investing Activities (1)

Net proceeds from sale of Metropolitan 204 ---204

Additions to property, plant, equipment, and mine development (24) (40)(54)(33)(151)

All other investing activities 3 44515

Net cash provided by (used in) investing activities 182 (36)(50)(28)68

Cash Flows from Financing Activities (1)

DIP repayment and associated fees - (13)(510)-(523)

All other financing activities (7) (1)(1)(1)(11)

Net cash used in financing activities (7) (14)(511)(1)(533)

Net change in cash and cash equivalents 375 59(322)191304

Cash and cash equivalents at beginning of period 1,375 1,7501,8091,4881,375

Cash and cash equivalents at end of period 1,750 1,8091,4881,6791,679

(1) Cash flows do not reflect impacts of post-emergence capital structure such as interest, dividends, or any unknown future cash collateral requirements.

24